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                                                                     EXHIBIT 5.1

                    [FULBRIGHT & JAWORSKI L.L.P. Letterhead]



September 26, 1997


Quanex Corporation
1900 West Loop South, Suite 1500
Houston, Texas  77027

Ladies and Gentlemen:

         We have acted as counsel for Quanex Corporation, a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933 of the resale of up to 200,000 shares of the Company's common stock, $.50 par value (the "Shares"), upon the terms and subject to the conditions set forth in the Quanex Corporation Deferred Compensation Plan (the "Plan") and in the Company's Registration Statement on Form S-3 covering the Shares (the "Registration Statement") filed with the Securities and Exchange Commission.

         In connection therewith, we have examined the Registration Statement, originals or copies certified or otherwise identified to our satisfaction of the Restated Certificate of Incorporation of the Company, the Amended and Restated By-laws of the Company, the Plan, the corporate proceedings with respect to the offering of the Shares and such other documents and instruments as we have deemed necessary or appropriate for the expression of the opinions contained herein.

         We have assumed the authenticity and completeness of all records, certificates and other instruments submitted to us as originals, the conformity to original documents of all records, certificates and other instruments submitted to us as copies, the authenticity and completeness of the originals of those records, certificates and other instruments submitted to us as copies and the correctness of all statements of fact contained in all records, certificates and other instruments that we have examined.

         Based on the foregoing, and having regard for such legal considerations as we have deemed relevant, we are of the opinion that the Shares proposed to be offered have been duly and validly authorized and, when issued in accordance with the terms of the Plan, will be duly and validly issued, fully paid and nonassessable.

         The opinions expressed herein relate solely to, are based solely upon and are limited exclusively to the laws of the State of Texas, the Delaware General Corporation Law and the federal laws of the United States of America, to the extent applicable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus included as part of the Registration Statement.




                                        Very truly yours,

                                        /s/ Fulbright & Jaworski L.L.P.

                                        Fulbright & Jaworski L.L.P.